AMENDMENT TO CONSULTING AGREEMENT DATED FEBRUARY 15, 2011

BY AND BETWEEN

EMMES GROUP CONSULTING LLC

AND

GENESIS BIOPHARMA, INC.

THIS FIRST AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT (“Amendment”) dated August 1, 2011 (“Effective Date”) is made and entered into by and between Emmes Group Consulting LLC, having its principle place of business at 92 Natoma Street, Suite 200, San Francisco, CA 94105, (hereinafter referred to as “EMMES”), and Genesis Biopharma, Inc., a Nevada Corporation, a having a principal place of business at 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024 (hereinafter referred to as “GENESIS”).

All capitalized terms used in this Amendment shall have the same meanings given such terms in the Exclusive License Agreement (as hereinafter defined) unless expressly superseded by the terms of this Amendment.

RECITALS

WHEREAS, on February 15, 2011, EMMES and GENESIS entered into that certain Consulting Agreement (the “Agreement”), pursuant to the terms of which EMMES agreed to provide certain consulting services to GENESIS;

WHEREAS, the Agreement sets forth certain amounts of compensation to paid by GENESIS to EMMES; and,

WHEREAS, EMMES and GENESIS now desire to enter into this Amendment for the purposes of amending the Agreement, as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1(b) shall now read:

(b) Term of Engagement. Unless terminated earlier as provided herein, the term of the Engagement shall commence effective as of February 15, 2011 and shall continue until December 31, 2011 (the “Termination Date”). If Consultant continues to perform consulting services for the Company after the Termination Date, then, unless otherwise agreed in writing, (i) the Engagement shall continue for an unspecified term at the compensation rate set forth in Section 3(a)(i) herein, and (ii) either party may terminate the Engagement immediately with our without cause by giving the other party written notice of termination.

Section 3(a)(i) shall now read:

(i)   Twenty Thousand Dollars ($20,000) per month commencing July 11, 2011 and ending on the Termination Date; and,

Section 3(b) shall now read:

(b)   Payment Schedule. The Company shall make payment to Consultant by bank wire transfer in the lawful currency of the United States of America on the tenth (10th) day of each month during the term of the Engagement.

Sections 3(b)(i) and 3(b)(ii) are deleted in their entirety.

1

SIGNATURE PAGE

IN WITNESS WHEREOF, both EMMES and GENESIS have executed this First Amendment to the Consulting Agreement by their duly authorized representatives.

FOR EMMES GROUP CONSULTING LLC:	FOR GENESIS BIOPHARMA, INC.:

Martin F. Schroeder	Anthony J. Cataldo

EVP & Managing Director	Chairman & Chief Executive Officer
Title	Title

Date	Date

2